Exhibit 10.6

FORM OF STOCK OPTION AGREEMENT

THIS GRANT AGREEMENT (the “Grant Agreement”), dated as of the date indicated on Schedule A hereto as the date the Grant memorialized herein has been granted (the “Grant Date”), is made by and between PRA Global Holdings, Inc. (formerly known as Pinnacle Holdco Parent, Inc.), a corporation existing under the laws of Delaware (hereinafter referred to as the “Company”) and the individual whose name is set forth on the Omnibus Signature Page to this Grant Agreement, who is an employee of the Company or a Subsidiary or Affiliate of the Company (hereinafter referred to as the “Optionee”).  Any capitalized terms herein not otherwise defined in Article I shall have the meaning set forth in the 2013 Stock Incentive Plan for Key Employees of PRA Global Holdings, Inc. and its Subsidiaries (formerly known as the 2013 Stock Incentive Plan for Key Employees of Pinnacle Holdco Parent, Inc. and its Subsidiaries), as such Plan may be amended from time to time (the “Plan”).

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Grant Agreement; and

WHEREAS, the Committee has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Option provided for herein to the Optionee as an incentive for increased efforts during his term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Grant Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.1.                                Cause

“Cause” shall mean “Cause” as such term may be defined in and determined under any Other Relevant Agreement that is an employment agreement between the Optionee and the Company or any Service Recipient, as in effect at the time of termination of employment; or, if there is no such employment agreement at that time, or no such definition is contained therein, “Cause” shall mean, with respect to an Optionee: (a) Optionee’s failure to competently perform his material assigned duties as reasonably determined by the Company; (b) Optionee engaging in or causing an act that has a material adverse impact on the reputation, business, business relationships or financial condition of the Company or its Affiliates; (c) the conviction of or plea of guilty or nolo contendere by Optionee to a felony or any crime involving moral turpitude; (d) Optionee’s gross misconduct, dishonestly, or fraud; or (e) Optionee’s willful refusal to perform specific directives of the Board or its authorized designee, which are consistent with the scope, ethics, and nature of Optionee’s duties and responsibilities.

Section 1.2.                                Closing Date

“Closing Date” shall mean September 23, 2013.

Section 1.3.                                Disability

“Disability” shall mean “Disability” as such term is defined in any Other Relevant Agreement that is an employment agreement between the Optionee and the Company or any of its Subsidiaries or Affiliates, as in effect at the time of termination of employment, or, if there is no such agreement or no such term defined therein, “Disability” for purposes of eligibility for benefits under the long-term disability plan of the Company or any Service Recipient, as applicable.

Section 1.4.                                    Good Reason

“Good Reason” shall mean “Good Reason” as such term may be defined in and determined under any Other Relevant Agreement that is an employment agreement between the Optionee and the Company or any Service Recipient, as in effect at the time of termination of employment.

Section 1.5.                                Management Stockholder’s Agreement

“Management Stockholder’s Agreement” shall mean that certain Management Stockholder’s Agreement between the Optionee and the Company.

Section 1.6.                                Option

“Option” shall mean the aggregate of the Time Options and the Performance Options granted under Section 2.1 of this Grant Agreement.

Section 1.7.                                Performance Option

“Performance Option” shall mean the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of the number of Shares set forth on Schedule A hereof opposite the term Performance Option.

Section 1.8.                                Realization Event

“Realization Event” shall mean an event or transaction (or a series of events or transactions), including, without limitation, a Change in Control, extraordinary dividend payment(s), or  a sale or other disposition of Shares into the public market, wherein the Sponsor receives cash, on a cumulative basis, in respect of its Common Stock.

Section 1.9.                                Sale Participation Agreement

“Sale Participation Agreement” shall mean that certain Sale Participation Agreement between the Optionee and KKR PRA Investors L.P.

Section 1.10.                         Service Vesting Percentage

“Service Vesting Percentage” shall mean, cumulatively, 20% per year for each 12-month period, ending after the Closing Date, during which the Optionee remained employed with the Company or any Service Recipient through the date of termination of such Optionee’s employment.

Section 1.11.                         Sponsor IRR

“Sponsor IRR” shall mean, as of the date of any Realization Event (any such date, a “Measurement Date”), the cumulative internal rate of return of the Sponsor (calculated as provided below) where the internal rate of return shall be the annually compounded rate of return which results in the following amount having a net present value equal to zero: (i) the aggregate amount of cash distributed to the Sponsor from time to time on a cumulative basis through such date (provided that in no circumstances shall any fees paid to the Sponsor or expenses reimbursed to the Sponsor from time to time (“Sponsor Fees”) be included in this clause (i)), minus (ii) the aggregate amount of the cash invested in (and the initial gross asset value of any property (other than money) contributed to) the Company by the Sponsor, directly or indirectly, from time to time in respect of such investment (the “Aggregate Investment”).  In determining the Sponsor IRR, the following shall apply: (a) capital contributions shall be deemed to have been made on the last day of the month in which they are made (except for the initial capital contribution which shall be deemed to have been made on the Closing Date); (b) distributions shall be deemed to have been made on the last day of the month in which they are made; (c) all distributions shall be based on the amount distributed prior to the application of any U.S. federal, state or local taxation to the Sponsor; (d) the rates of return shall be per annum rates and all amounts shall be calculated on a annually compounded basis, and on the basis of a 365-day year; and (e) the Sponsor IRR shall be determined on a fully diluted basis, assuming inclusion of all Shares underlying all then outstanding Time Options and Performance Options.

Section 1.12.                         Sponsor MOIC

“Sponsor MOIC” shall mean, as of a Measurement Date, the result obtained by dividing (i) the cash consideration received by the Sponsor (other than any Sponsor Fees), directly or indirectly, on a cumulative basis, as of such Measurement Date by (ii) the Aggregate Investment.

Section 1.13.                         Time Option

“Time Option” shall mean the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of the number of Shares set forth on Schedule A hereof opposite the term Time Option.

ARTICLE II

GRANT OF OPTIONS

Section 2.1.                                Grant of Options

For good and valuable consideration, on and as of the Grant Date, the Company irrevocably grants to the Optionee the following Stock Options:  (a) the Time Option and (b) the Performance Option, in each case on the terms and conditions set forth in this Grant Agreement.

Section 2.2.                                Exercise Price

Subject to Section 2.4, the exercise price of the Shares covered by the Option (the “Exercise Price”) shall be as set forth on Schedule A hereof, which shall be the Fair Market Value on the Grant Date.

Section 2.3.                                 No Guarantee of Employment; No Entitlement to Future Option Grants

(a)                                 Nothing in this Grant Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or service relationship of the Company or any of its Subsidiaries or Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Service Recipients, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without cause, subject to the applicable provisions of, if any, of any Other Relevant Agreement that is an employment agreement with the Company or any Service Recipient.

(b)                                 The Option does not form a part of the Optionee’s entitlement to remuneration, payment or receipt of any other benefits pursuant to any Other Relevant Agreement he or she may have with the Company or a Service Recipient or otherwise, nor does the existence of any Other Relevant Agreement between any person and the Company or a Service Recipient give such person any right or entitlement to receive any future Grant of Time Options or Performance Options nor any expectation to any such Grant.  The rights and obligations of the Optionee under the terms of his or her Other Relevant Agreement (if any) with the Company or a Service Recipient shall not be affected by the grant of this Option.

(c)                                  The rights granted to the Optionee upon the grant of the Option hereunder shall not afford such Optionee any rights or additional rights to compensation or damages in consequence of the loss or termination of his or her office or employment with or his or her provision of services to the Company or a Service Recipient for any reason whatsoever.

Section 2.4.                                 Certain Adjustments to Stock Options

The Option shall be subject to, and the Optionee shall have such rights as are specified under, the adjustment provisions of Sections 8 and 9 of the Plan, as applicable.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1.                                 Commencement of Exercisability

(a)                                 So long as the Optionee continues to be employed by the Company or any Service Recipient through each applicable vesting date specified below, the Option shall become exercisable pursuant to the following schedules:

(i)                                                          Time Option.  The Time Option shall become vested and exercisable with respect to 20% of the Shares subject to such Option on each of the first five anniversaries of the Closing Date, respectively.

(ii)                                                       Performance Option. The Performance Option shall become vested and exercisable upon the occurrence of any Realization Event as follows:

(A)                               50% of the Performance Option will vest if and to the extent the Sponsor has achieved a Sponsor MOIC at least equal to 2.0x or a Sponsor IRR at least equal to 20%; and

(B)                               50% of the Performance Option will vest if and to the extent the Sponsor has achieved a Sponsor MOIC at least equal to 2.5x or a Sponsor IRR at least equal to 20%.

(b)                                 Effect of Change in Control on Time Options.  Notwithstanding any of Section 3.1(a)(i) above, immediately prior to any Change in Control, any then unvested portion of the Time Option shall become immediately vested and exercisable as to 100% of the Shares subject to such Time Option.

(c)                                  Treatment of Unvested Time Options on Death or Disability.  Upon a termination of Optionee’s employment with the Company and all Service Recipients at any time by reason of death or Disability, that 20% portion of the Time Option that would have become exercisable on the next anniversary date of the Closing Date following the date of such termination of employment if the Optionee had remained employed with the Company or the applicable Service Recipient through such date will become vested and exercisable.

(d)                                 Forfeit of Unvested Time Options on Termination of Employment.   Except as otherwise provided in clause (c) above, no Time Option shall become exercisable as to any additional Shares following the termination of employment of the Optionee with the Company and all Service Recipients for any reason and any Option that is unexercisable as of the Optionee’s termination of employment shall immediately expire without payment therefor.

(e)                                  Treatment of Unvested Performance Options on Optionee’s Termination of Employment.  Upon any termination of Optionee’s employment with the Company or any of its Service Recipients for any reason other than (x) by the Company or any Service Recipient for Cause or (y) by the Optionee without Good Reason (other than due to the Optionee’s death or Disability), a percentage of the Performance Options equal to the Service Vesting Percentage will become vested (but not exercisable) and shall remain outstanding and eligible to become exercisable through and until the first anniversary of the date of such termination of employment, if a Realization Event occurs within such 12-month period (such vested Performance Options, the “Eligible Performance Option”).  If no such Realization Event occurs during such period, such vested Performance Options shall immediately expire without payment therefor on such first anniversary date.

Section 3.2.                                 Expiration of Option

Except as otherwise provided in Section 4 or Section 5 of the Management Stockholder’s Agreement, the Optionee may not exercise any vested and exercisable portion of the Time Option or of the Performance Option (including, if applicable, the Eligible Performance Option) to any extent after the first to occur of the following events:

(a)                                 The tenth anniversary of the Grant Date;

(b)                                 The first anniversary of the date of the termination of the Optionee’s employment with the Company and all Service Recipients, if the Optionee’s employment is terminated by reason of death or Disability;

(c)                                  Immediately upon the date of the termination of the Optionee’s employment by the Company and all Service Recipients for Cause;

(d)                                 Thirty (30) days after the date of the termination of the Optionee’s employment by the Company and all Service Recipients by the Optionee without Good Reason (except due to the Optionee’s death or Disability);

(e)                                  One-hundred eighty (180) days after the date of an Optionee’s termination of employment by the Company and all Service Recipients without Cause (except due to death or Disability) or by the Optionee for Good Reason;

(f)                                   Solely with respect to any Eligible Performance Options that may become exercisable pursuant to Section 3.1(e) above, thirty (30) days after the date of the Realization Event occurs within the 12-month period referenced in such Section 3.1(e);

(g)                                  The date the Option is terminated pursuant to Section 4 or 5 of the Management Stockholder’s Agreement; or

(h)                                 Notwithstanding any of the foregoing, if the Committee so determines pursuant to Section 9 of the Plan.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1.                                 Person Eligible to Exercise

During the lifetime of the Optionee, only the Optionee (or his or her duly authorized legal representative) may exercise an Option or any portion thereof.  After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2.                                 Partial Exercise

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole Shares only.

Section 4.3.                                 Manner of Exercise

Any exercisable Option or exercisable portion thereof, may be exercised solely by delivering to the Company at the addresses set out in Schedule B all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a)                                 Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)                                 Full payment (in cash by wire transfer, if the Optionee so elects in the notice of exercise through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Option in a manner that is compliant with applicable law or other form of payment if agreed by the Company) of the Exercise Price for the Shares with respect to which such Option or portion thereof is exercised;

(c)                                  Full payment (in cash or by wire transfer) to satisfy the minimum withholding tax obligation with respect to which such Option or portion thereof is exercised;

(d)                                 A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the Shares are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under (i) the Securities Act of 1933, as amended (the “Act”), and then applicable rules and regulations thereunder and (ii) the Management Stockholder’s Agreement, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Act, if applicable and any other federal or state securities laws or regulations; and

(e)                                  In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it, to the extent required under Section 2 of the Management Stockholder’s Agreement, to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act or other applicable laws, and may issue stop-transfer orders covering such shares.  Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (d) above and the agreements herein. The written representation and agreement referred to in subsection (d) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act and/or other applicable laws, and such registration is then effective in respect of such Shares.

Section 4.4.                                 Conditions to Issuance of Stock Certificates/Registration of Issuance of Shares

The Shares deliverable upon the exercise of an Option, or any portion thereof, may be either non-issued and/or previously authorized but unissued Shares to the extent legally permitted or issued Shares, which have then been reacquired by the Company.  Such Shares when issued shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased and as the case may be subscribed for (if certificated, or if not certificated, register the issuance of such shares on its books and records) upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a)                                 The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable;

(b)                                 The execution by the Optionee of the Management Stockholder’s Agreement and the Sale Participation Agreement if the Optionee is not already a party to such agreements; and

(c)                                  The payment in full to the Company of the Exercise Price for the Shares for which the Option is exercised as provided in Section 4.3(b).

As soon as practicable after fulfillment of the conditions in this Section 4.4, the Company shall issue the Shares deliverable upon the exercise of the Option to the Optionee (either by delivery of a certificate for such Shares, or if not certificated by registering the issuance of such Shares on its books and records) and shall enter the Optionee’s ownership of such Shares into the register of registered shares of the Company.

Section 4.5.   Rights as Stockholder

The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of the Option or any portion thereof unless and until such Shares shall have been issued by the Company to such holder (in case of issuance of new Shares) and/or the Shares have otherwise been recorded in the register of registered shares of the Company as owned by such holder (and then only to the extent such Shares are held directly by the holder).

ARTICLE V

MISCELLANEOUS

Section 5.1.                                 Administration

The Committee shall have the power to interpret the Plan and this Grant Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Grant Agreement.

Section 5.2.                                 Option Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3.                                 Notices

All notices and other communications provided for herein shall be in writing.  Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one Business Day following the date sent when sent by overnight delivery, and (iii) five (5) Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:  Any notice to be given under the terms of this Grant Agreement to the Company shall be addressed to the Company in care of its Board, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to him.  Any notice, which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.3.

Section 5.4.                                 Titles; Pronouns

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Grant Agreement.  The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 5.5.                                Applicability of Plan, Management Stockholder’s Agreement and Sale Participation Agreement

The Option and the Shares issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan, the Management Stockholder’s Agreement and the Sale Participation Agreement, to the extent applicable to the Option and such Shares.

Section 5.6.                                 Amendment

Subject to Section 10 of the Plan, this Grant Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Grant Agreement.

Section 5.7.                                 Governing Law

The laws of the State of New York applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity, and performance of the terms of this Grant Agreement.

Section 5.8.                                 Dispute Resolution

In the event of any controversy among the parties hereto arising out of, or relating to, this Grant Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively, and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator.  Such arbitration process shall take place in New York, New York, United States.  The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.  In the event of any arbitration or other disputes with regard to this Grant Agreement or any other document or agreement referred to herein, each party hereto shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

[Signatures on Omnibus Signature Page.]

OMNIBUS SIGNATURE PAGE TO MANAGEMENT EQUITY AGREEMENTS

Capitalized terms used herein shall have the meaning set forth in that certain Stock Option Agreement, dated as of the date set forth below, by and between the “Management Stockholder” identified below and PRA Global Holdings, Inc. (the “Stock Option Agreement”).

IN WITNESS WHEREOF,

I hereby agree to be a party to the following agreements as an “Optionee” or “Management Stockholder”, as applicable, as of the date of such agreements:

a.     Stock Option Agreement

b.     Management Stockholder’s Agreement

c.     Sale Participation Agreement

MANAGEMENT STOCKHOLDER:

Signature:
[Name]

Dated:	, 20

ADDRESS:

*     *     *     *     *

OMNIBUS SIGNATURE PAGE TO MANAGEMENT INVESTMENT AGREEMENTS

PRA GLOBAL HOLDINGS, INC.

By:
Name:
Its:

Schedule A to the Stock Option Agreement

Grant Date:

Exercise Price of Options:

Option Grants:

Aggregate number of Shares
for which the Time Option granted hereunder may become vested and exercisable:

Aggregate number of Shares
for which the Performance Option granted hereunder may become vested and exercisable:

A-1

Schedule B to the Stock Option Agreement: Notice of Exercise

A.            To the Company

PRA Global Holdings, Inc.

c/o PRA International, Inc.

4130 ParkLake Ave., Suite 400

Raleigh, North Carolina 27612

Attention:   General Counsel

B-1